IDS Precious Metals Fund, Inc.
File No. 2-93745/811-4132

EXHIBIT INDEX

5. Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

6. Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

8(b). Copy of Custody Agreement between Morgan Stanley Trust Company and IDS Bank and Trust dated May, 1993.

9(a). Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation, dated January 1, 1998.

9(c). Copy of Shareholder Service Agreement between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

9(d). Copy of Administrative Services Agreement between Registrant and American Express Financial Corporation, dated March 20, 1995.

10.       Opinion and consent of counsel

11.       Independent Auditor's Consent

15. Copy of Plan and Agreement of Distribution between Registrant and American Express Financial Advisors Inc., dated March 20, 1995.

17.       Financial Data Schedule

19(a).    Directors' Power of Attorney, dated January 7, 1998.